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                                                                                          EXHIBIT 11
                                                                                          Page 1 of 2
                                       FAMILY DOLLAR STORES, INC.
                             STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                             QUARTER ENDED                   QUARTER ENDED
AS PRESENTED                                               FEBRUARY 27, 1999               FEBRUARY 28, 1998
                                                        BASIC         DILUTED            BASIC        DILUTED
AVERAGE SHARES OUTSTANDING                          172,428,853     172,428,853       171,939,536    171,939,536

NET INCOME                                          $41,672,555     $41,672,555       $27,596,563    $27,596,563

NET INCOME PER SHARE                                      $ .24           $ .24             $ .16          $ .16

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                              4,116,180                        3,756,804

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
   ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
   METHOD (AVERAGE MARKET PRICE)                                     (2,777,693)                      (2,517,152)

NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES              1,338,487                        1,239,652

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                     .78%                             .72%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                     173,767,340                      173,179,188

NET INCOME                                                          $41,672,555                      $27,596,563

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                              $ .24                            $ .16

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                                                                                                    EXHIBIT 11
                                                                                                    Page 2 of 2
                                      FAMILY DOLLAR STORES, INC.
                            STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                           FIRST HALF ENDED                FIRST HALF ENDED
AS PRESENTED                                               FEBRUARY 27, 1999               FEBRUARY 28, 1998
                                                         BASIC       DILUTED             BASIC         DILUTED
AVERAGE SHARES OUTSTANDING                          172,330,246     172,330,246       171,835,712     171,835,712

NET INCOME                                          $71,281,486     $71,281,486       $51,923,532     $51,923,532

NET INCOME PER SHARE                                      $ .41           $ .41             $ .30           $ .30

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                              4,150,383                         3,775,230

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE)                                      (2,863,957)                       (2,635,030)

NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES              1,286,426                         1,140,200

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                     .75%                              .66%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                      173,616,672                        172,975,912

NET INCOME                                                           $71,281,486                       $51,923,532

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                              $ .41                             $ .30

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